EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Post-effective Amendment No. 1 to Form S-1 on Form S-3 of our report dated March 14, 2014 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of First Security Group, Inc. for the year ended December 31, 2013, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP
Brentwood, Tennessee
April 18, 2014